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                                                                  EXHIBIT 23.04

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-3 (the "Registration Statement") of Park Electrochemical Corp. (the "Company") of our reports dated May 1, 1993 (the "Reports") relating to the financial statements of New England Laminates (UK) Limited, Technocharge Limited and Tweedbank P.C.B. Supplies Limited, wholly owned subsidiaries of the Company, which Reports appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting part of the Registration Statement.

Arthur Andersen
Chartered Accountants and Registered Auditors
Manchester, England

January 15, 1996